UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

APPLIFE DIGITAL SOLUTIONS INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-54524	30-0679378
(Commission File Number)	(IRS Employer Identification No.)

50 California St., #1500

San Francisco, CA 94111

(Address of principal executive offices and zip code)

(415) 439-5260

(Registrant’s telephone number including area code)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF APPLIFE DIGITAL SOLUTIONS INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

APPLIFE DIGITAL SOLUTIONS INC.

50 California St., #1500

San Francisco, CA 94111

INFORMATION STATEMENT

(Preliminary)

February ____, 2022

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholders:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of APPlife Digital Solutions Inc., a Nevada corporation (the “Company”), as of the close of business on February ____, 2022 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”). The Written Consent approved the following actions:

•The approval of the Company’s 2022 Stock Incentive Plan (the “Plan”) designed to retain directors, executives, and selected employees and consultants and reward them for making major contributions to the success of the Company.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about February ____, 2022.

Please feel free to call us at (415) 439-5260 should you have any questions on the enclosed Information Statement.

APPlife Digital Solutions Inc.

/s/ Matthew Reid

Matthew Reid

Chief Executive Officer & Director

APPLIFE DIGITAL SOLUTIONS INC.

50 California St., #1500

San Francisco, CA 94111

Telephone (415) 439-5260

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

THE MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of APPlife Digital Solutions Inc., a Nevada corporation (the “Company”), as of the close of business on February ____, 2022 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of February ____, 2022 (the “Written Consent”). The Written Consent approved the following actions:

•The approval of the Company’s 2022 Stock Incentive Plan (the “Plan”) designed to retain directors, executives, and selected employees and consultants and reward them for making major contributions to the success of the Company.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

The Board of Directors has fixed February ____, 2022, as the record date (the “Record Date”) for determining those of our Shareholders entitled to receive this information statement.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, this Information Statement is first being mailed on or about February ____, 2022, to our shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the NRS and Rule 14c-2 of the Securities Exchange Act of 1934. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SHAREHOLDER APPROVAL

This Information Statement contains a brief summary of the material aspects of the Plan approved by the Board of APPlife Digital Solutions Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Common Stock

As of January 11, 2022, there were issued and outstanding and issuable 146,645,612 shares of Common Stock. Pursuant to Section 78.320 of the NRS, at least a majority of the common voting equity of the Company, or at least 72,822,806 votes (out of 146,645,612 total votes), are required to approve the 2022 Stock Incentive Plan by written consent. The Majority Stockholders, who hold in the aggregate 102,239,109 shares of Common Stock (approximately 69.72% of the voting equity of the Company), have voted in favor of the Plan thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the names of the Majority Stockholders, the number of shares of Common Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Authorized Share Increase and Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholders	Number of Shares of Common Stock held and votes in favor	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
Matthew Reid	102,239,109	102,239,109	102,239,109	69.72%
Total	102,239,109	102,239,109	102,239,109	69.72%

(1)Based on 146,645,612 shares of Common Stock considered issued and outstanding as of January 11 ,2022, which is the only class of the Company’s voting securities.

ACTION TO BE TAKEN

The action will become effective as soon as practicable after filing with FINRA, but no sooner than after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, or upon the further instruction of the Board.

2022 STOCK INCENTIVE PLAN

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans such as the Plan are an important attraction, retention and motivation tool for participants. The Consenting Stockholders approved and adopted the Plan, as described below

Summary Description of the Plan

The following summary is qualified in its entirety by the full text of the Plan, which appears as Appendix A to this Information Statement.

Purpose. The purpose of the Plan is to further and promote the interests of the Company and its Stockholders by enabling the Company to attract, retain and motivate employees, directors and consultants, or those who will become employees, directors or consultants, and to align the interests of those individuals with the interests of the Company’s Stockholders.

Administration. The Plan shall be generally administered by the Board unless the Board decides to delegate such administration to the Compensation Committee (the “Committee”). The Board and/or the Committee shall have the authority to grant, interpret, amend, and decide any and all conditions, amounts, recipients, fair market values, and rules related to the Plan. All interpretations and constructions by the Board and/or the Committee shall be conclusive and final.

Eligibility. Persons eligible to receive awards under the Plan include employees, directors, officers, and consultants, or those who will become employees, directors, officers, or consultants, of the Company and/or its subsidiaries. Notwithstanding the above, incentive stock options may only be granted under the Plan to employees of the Company.

Authorized Shares; Limits on Awards. The maximum number of shares of Common Stock that may be initially issued or transferred pursuant to awards under the Plan shall not exceed 30,000,000 shares, all of which may be issued as any type of award permitted under the Plan, including, but not limited to, incentive stock options. The maximum number of shares of Common Stock subject to awards granted during a single fiscal year of the Company to any individual director of the Company, together with any cash fees paid to such director during the fiscal year, cannot exceed a total value of $100,000.

Types of Awards. The Plan authorizes awards of stock options, stock awards and restricted stock purchase offers of Common Stock.

A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share (the “Exercise Price”). The per share Exercise Price of an option generally may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code (the “Code”) and the Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation. All Stock Awards will be made pursuant to the execution of a Stock Award Agreement.

A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant’s continued association with the Company for a specified time and (ii) other specified conditions as the Board or Committee shall determine, in their sole discretion, consistent with the provisions of the Plan. All Restricted Stock Purchase Offers shall be made pursuant to a Restricted Stock Purchase Offer.

Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement or Restricted Stock Purchase Offer under a Restricted Stock Purchase Offer may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock”. Further, with Board or Committee approval, Stock Awards or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards or Restricted Stock Purchase Offers in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement, Restricted Stock Purchase Offers or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of Section 6(c). Dividends or dividend equivalent rights may be extended to and made part of any Stock Award or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

Transfer Restrictions. Subject to certain exceptions contained in the Plan, awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Board has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s Common Stock, under any other plan or authority.

Termination of or Changes to the Plan. The Board may amend or terminate the Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the Plan (adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval). Unless terminated earlier by the Board, the authority to grant new awards under the Plan will terminate on August 16, 2031. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any Plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the Plan

The U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe certain elections under the Code (such as an election under Code Section 83(b)), alternative minimum tax, or state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct, and the participant recognizes taxable income in an amount equal to the difference between the option Exercise Price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the Exercise Price or (ii) the amount realized upon the disposition of the incentive stock option shares minus the Exercise Price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

With respect to restricted shares, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant).

If an award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

The Company shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any income, payroll, and other taxes (including, without limitation, pursuant to the Federal Insurance Contributions Act and the Federal Unemployment Tax Act) to the extent required by law to be withheld with respect to any taxable event concerning a participant arising as a result of an award under the Plan.

Equity Compensation Plan Information

The Company does not currently maintain any equity compensation plans. Stockholders have approved and adopted the Plan as described above. The Board believes that the approval and adoption of the Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success. All members of the Board and all of the Company’s executive officers are eligible for awards under the Plan and thus have a personal interest in the approval of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

(i)each director;

(ii)each executive officer; and

(iii)all executive officers and directors as a group; and

(iv)each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities

Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 146,645,612 shares of our common stock issued and outstanding as of January 11, 2022. Unless otherwise indicated, the address of each officer and director listed below is c/o APPlife Digital Solutions Inc., 50 California St., #1500, San Francisco, CA 94111.

Amount of Beneficial Ownership of Common Stock

Name(1)	# of Shares	% of Class
Matt Reid, Sole Officer and Director	102,239,109	69.72%
Don Savant, Director	381,579	0.26%
Tracy Gray, Director	381,579	0.26%
Sid Ganis, Director	375,000	0.26%
Richard Walden	250,000	0.17%
Michael Wheeler	607,207	0.41%
All Officers and Directors as a group	104,234,474	71.08%
Lesley Bernard	8,000,000	5.46%
Stephen Solarsh	13,100,327	8.93%

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we received contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at APPlife Digital Solutions Inc., 50 California St., #1500, San Francisco, CA 94111, attention: Chief Executive Officer.

If multiple Shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Matthew Reid

Matthew Reid

Chief Executive Officer, Chief Financial Officer and Director